UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2025

Better Choice Company Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 19, 2025, Better Choice Company, Inc. (“Better Choice” or the “Company”) convened a special meeting (“Special Meeting”) and immediately adjourned the meeting, with conducting any business, to March 21, 2025. The Special Meeting was adjourned as to all of the proposals contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on January 28, 2025 (the “Proxy Statement”), including the proposal to approve the arrangement transaction with SRx Health Solutions, Inc. (“SRx”). The Company adjourned the Special Meeting to allow SRx to continue to pursue its shareholder vote and the final order by the Ontario Superior Court of Justice required to consummate the arrangement transaction and to update Better Choice shareholders of certain corporate actions to be taken by SRx and the Company to ensure compliance with the NYSE American listing requirements.

At the time the Special Meeting was adjourned proxies had been submitted by Better Choice stockholders representing approximately 71% of the shares of Better Choice’s common stock outstanding and entitled to vote, which constituted a quorum, with sufficient votes to approval of all the proposals contained in the Proxy Statement including the proposal to approve the arrangement transaction with SRx.

The Company intends to file with the SEC and mail a supplement to the Proxy Statement in connection with the Special Meeting to provide Better Choice stockholders sufficient time to review the updated materials and cast their votes on a fully informed basis.

As a result of the adjournment, the Special Meeting will now be held at 9:00 a.m., Eastern Time, on March 21, 2025, exclusively via live webcast at the following address: https://east.virtualshareholdermeeting.com/vsm/web?pvskey=BTTR2025SM. The record date for the stockholders to vote at the Special Meeting remains the close of business on January 21, 2025 (the “Record Date”). Stockholders as of the Record Date can vote, even if they have subsequently sold their shares.

Proxies previously submitted with respect to the Special Meeting will be voted on all proposals at the adjourned Special Meeting unless properly revoked in accordance with the procedures described in the Proxy Statement, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

Additional Information and Where to Find It

The Company will prepare a proxy statement for the Company’s stockholders to be filed with the SEC. The proxy statement will be mailed to the Company’s stockholders. The Company urges investors, stockholders and other interested persons to read, when available, the proxy statement, as well as other documents filed with the SEC, because these documents will contain important information about the proposed transaction. Such persons can also read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. The Company’s definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the transactions described in this report. The Company’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Carolina Martinez, Chief Financial Officer of Better Choice Company, Inc., 12400 Race Track Road, Tampa, FL 33626; e-mail: nmartinez@bttrco.com. These documents, once available, can also be obtained, without charge, at the SEC’s web site (www.sec.gov).

Participants in Solicitation

The Company and its respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 12, 2024. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed transaction will be set forth in the proxy statement for the proposed business combination when available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination when it becomes available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description
99.1	Press Release dated February 19, 2025
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

February 19, 2025

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